UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2014

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2014, Murphy Oil Corporation (the “Company”) entered into an agreement with JPMorgan Chase Bank, N.A. to effect a variable term, capped accelerated share repurchase transaction (the “ASR”) to repurchase an aggregate $250 million of the Company’s common stock. The Company will repurchase shares under the ASR as part of the board authorized program to repurchase up to $1 billion of the Company’s stock as previously announced on October 16, 2012 and recently extended to April 15, 2014. The Company had earlier repurchased an aggregate of $750 million of the Company’s common stock under previously announced ASR transactions.

A full text of a news release announcing the ASR is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	A news release dated February 5, 2014 announcing an ASR is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: February 6, 2014

Exhibit Index

99.1	News release dated February 5, 2014, as issued by Murphy Oil Corporation.